UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2021

Montrose Environmental Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39394	46-4195044
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5120 Northshore Drive, North Little Rock, AR	72118
(Address of principal executive offices)	(Zip Code)

(501) 900-6400

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000004 par value per share	MEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2021, the board of directors (the “Board”) of Montrose Environmental Group, Inc. (the “Company”) increased the size of the Board to nine members and appointed Ms. Janet Risi Field as a director to fill the newly created vacancy. Ms. Risi will serve as a Class II director until the Company’s 2022 Annual Meeting of Stockholders or until her successor is duly elected and qualified. The Board affirmatively determined that Ms. Risi is an independent director within the meaning of the New York Stock Exchange listing standards.

Ms. Risi will receive the standard compensation and equity awards available to the Company’s non-management directors, which are described in the “Director Compensation” section of the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2021. The Company also entered into its standard form of indemnification agreement with Ms. Risi.

There are no arrangements or understandings between Ms. Risi and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Risi and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montrose Environmental Group, Inc.

Date: October 25, 2021	By:	/s/ Allan Dicks
Name: Allan Dicks
Title: Chief Financial Officer